                                                                     EXHIBIT 2.2

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is made and entered
                                              ---------
into as of July 15, 1997 by and among Discreet Logic Inc., a corporation organized under the laws of the province of Quebec ("Buyer"), and the former
                                                     -----
shareholders (individually, a "Seller," and collectively, the "Sellers") of
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D-Vision Systems, Inc., an Illinois corporation (the "Company").
                                                      -------

                              W I T N E S S E T H:

     WHEREAS, Buyer, the Company and the Sellers are parties to a certain Stock Purchase Agreement dated as of July 15, 1997 (the "Purchase Agreement") pursuant
                                                   ------------------
to which Buyer will acquire all outstanding shares of stock of the Company in exchange for cash and Buyer Common Shares; and

     WHEREAS, the execution of this Agreement by the parties hereto is a condition precedent to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meaning ascribed to them:

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
that is not a day on which banking institutions in Montreal or New York City are closed.

     "Buyer Common Shares" means the shares of common stock, no par value per
      -------------------
share, of Buyer issued to Sellers pursuant to the Purchase Agreement.

     "Commission" means the U.S. Securities and Exchange Commission, or any
      ----------
other U.S. federal agency at the time administering the Securities Act.

     "Effective Date" means the date a Registration Statement becomes effective.
      --------------

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended,
      ------------
or any other similar U.S. federal statute, and the rules and regulations of the Commission thereunder, as may be in effect from time to time.

     "Prospectus" means the prospectus included in any Registration Statement,
      ----------
as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the

Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Registrable Securities" means the Buyer Common Shares issued to and
      ----------------------
received by the Sellers in respect of shares of the Company's common stock and the Company's preferred stock at the Closing (as defined in the Purchase Agreement) pursuant to the Purchase Agreement and held continuously from the Closing Date by such Sellers and any securities that may be issued by Buyer or any successor to Buyer from time to time with respect to, in exchange for, or in replacement of such Buyer Common Shares, including, without limitation, securities issued as a stock dividend on or pursuant to a stock split or similar recapitalization of such shares; provided, however, that those shares as to
                                 --------  -------
which the following apply shall cease to be Registrable Securities if: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of under such Registration Statement; (b) such Registrable Securities shall have become transferable, and have been so transferred, in accordance with the resale provisions of Rule 144 or any successor rule or provision, under the Securities Act; (c) such Registrable Securities shall have been transferred in a transaction in which the Seller's rights and obligations under this Agreement were not assignable in accordance with this Agreement; (d) such Registrable Securities shall have ceased to be outstanding; or (e) the Registrable Securities have previously been sold in accordance with the terms of this Agreement.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, or any
      --------------
similar U.S. federal statue, and the rules and regulations of the Commission thereunder, as may be in effect from time to time.

     "Shelf Registration" means a registration effected pursuant to a shelf
      ------------------
registration statement of Buyer, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. A registration statement relating to a Shelf Registration shall be referred to herein as the "Registration Statement." The Registration Statement shall be
               ----------------------
effected on [Form S-3] or any successor form prescribed by the Commission.


     2.   SHELF REGISTRATION.

     (a) Subject to the limitations set forth in Sections 4, 5 and 7 hereof, Sellers constituting at least 25% of the total Registrable Securities then outstanding (the "Initiating Holders") shall have the right to request that
                  ------------------
Buyer use its reasonable efforts to promptly effect qualification and registration of the Registrable Securities under the Securities Act on a
Form S-3 Registration Statement (the "Registration"). Such request shall specify
                                      ------------
the name and address (including telephone and facsimile numbers) of each Seller requesting registration and the number of shares for which each such Seller is requesting registration (the "Registration Notice") and shall be sent by the
                              -------------------
Initiating Holders to Buyer and to each Seller who is not an Initiating

Holder (the "Non-Initiating Holders"). Following receipt of the Registration
             ----------------------
Notice, Buyer shall use reasonable efforts to register the number of shares of Registrable Securities specified in the Registration Notice and in all notices received by Buyer from the Non-Initiating Holders within 15 Business Days after delivery of such notice by the Initiating Holders to Buyer.

     (b) Buyer shall use its reasonable efforts to proceed with and complete the filing of a Registration Statement in respect of the Registrable Securities as expeditiously as possible and in doing so shall carry out the following actions:

          (i) prepare the Registration Statement and use its reasonable efforts to obtain the approval of its Board of Directors to carry out the necessary actions to file the Registration Statement and register the Registrable Securities in compliance therewith;

          (ii) file the Registration Statement with the Commission and use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable following the receipt of a request by the Initiating Holders, and to keep such Registration Statement continuously effective until the earlier of (A) midnight on the ninetieth (90th) day following the Effective Date of the Registration, or at such later time as may be established pursuant to Sections 4(b), 5(b) or 7(b) or (B) the date on which no Registrable Securities for which the Registration has been initiated remain unsold ("each a Distribution Period");
                                      -------------------

          (iii) prepare and file as expeditiously a possible with the Commission such amendments and supplements to the Registration Statement, and the Prospectus, as may be necessary to keep the Registration Statement effective during a Distribution Period;

          (iv) furnish to each Seller such number of copies of the Registration Statement and the Prospectus (including each preliminary prospectus) and any amendments or supplements thereto as such Seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

          (v) use its reasonable efforts to register or qualify the Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as each Seller shall reasonably request and to maintain such qualification throughout the Distribution Period, except that Buyer shall not be required for the purpose of such qualification to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or, except as to matters relating to the offer and sale of the Registrable Securities, consent to general service of process in any such jurisdiction;

          (vi) use its reasonable efforts to list the Registrable Securities on the Nasdaq National Market or with any U.S. securities exchange on which the common shares of Buyer are then listed;

          (vii) immediately notify each Seller (A) of the Effective Date and the date when any post-effective amendment to the Registration Statement becomes effective, (B) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement, and (C) of the happening of any event of which Buyer has knowledge that would result in the Prospectus contained in the Registration Statement, as then in effect, including an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (viii) timely file with the Commission all documents required to be filed by Buyer pursuant to subsections 13(a), 13(c), 15(d), and Section 14 of the Exchange Act, and otherwise maintain its qualification to file a Registration Statement; and

          (ix) if the Registrable Securities are to be sold by way of an underwritten offering (on either a "firm commitment" or "best efforts" basis), take all reasonable actions as are necessary or advisable to expedite and facilitate the disposition of the Registrable Securities in the manner contemplated by the Registration Statement, to the same extent as if the Registrable Securities then being offered were for the account of Buyer, including, without limitation, (A) entering into such customary agreements (including underwriting agreements in customary form) as the underwriters may reasonably request, and (B) using its best efforts to furnish: (1) an opinion of counsel representing Buyer for the purposes of such registration, dated the date the Registrable Securities are delivered to the underwriters for sale and addressed to the underwriters and the Sellers, (x) stating that the Registration Statement has become effective under the Securities Act, and that to the best knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act, (y) stating that the Registration Statement and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (z) to such other effects as reasonably may be requested by counsel for the underwriters or by the Sellers or their counsel, (2) letters dated the date of execution of the underwriting agreement and the date of delivery of the Registrable Securities (if so requested by the underwriters or the Sellers) and addressed to the underwriters and the Sellers, from the chartered accountants retained by Buyer stating that they are independent public accountants within the meaning of the Securities Act that, in the opinion of those accountants, the financial statements of Buyer included in the Registration Statement, and any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and covering such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of the letter) with respect to the registration as the underwriters reasonably may request, and (3) for inspection by the Sellers, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Buyer, and causing Buyer' officers, directors and employees to supply all information reasonably requested by any underwriter, attorney, and accountant or agent in connection with the Registration Statement, on the condition that each of the foregoing have entered into confidentiality agreements with Buyer in respect of the information contained in such records or documents.

     (c) Buyer shall not be required to effect more than one (1) registration pursuant to the provisions of this Section 2. Buyer and the Sellers shall use their reasonable best efforts to coordinate sales of Registrable Securities pursuant to a Registration Statement in a manner to ensure stability in the trading price of the Buyer Common Shares. In addition, Buyer may affect qualification and registration of the Registrable Securities pursuant to this
Section 2 pursuant to an existing shelf registration statement or pursuant to an underwritten offering in accordance with the provisions of Section 5 hereof.

     3. SHAREHOLDER OBLIGATIONS. In connection with the filing of the Registration Statement, each Seller will furnish to Buyer as expeditiously as possible, such documents or information with respect to itself and the proposed sale or distribution of the Registrable Securities, as is reasonably necessary in order to assure compliance of U.S. federal and applicable state securities laws, and as a condition to any proposed sale or distribution of the Registrable Securities deliver to Buyer in writing representation and warranties, including but not limited to, representations and warranties that, in connection with any proposed sale or distribution of Registrable Securities, Seller has complied with all requirements under the Securities Act, including applicable prospectus delivery requirements, and that such shares of Registrable Securities have been sold or distributed in accordance with the method of sale set forth in the Registration Statement. Each Seller shall comply, throughout the Distribution Period, with all United States and state securities laws in the offer and sale of the Registrable Securities.

     4.   DELAYS IN REGISTRATION.

     (a) The obligations of Buyer with respect to the Registration Statement (as set out in Section 2 hereof) and the rights of the Sellers to distribute the Registrable Securities pursuant to this Agreement and any Registration Statement, may be suspended by Buyer on the occurrence of any of the following events:

          (i) Buyer has made an initial determination to conduct a primary, secondary or combined primary and secondary public offering pursuant to which Sellers shall have the right to include therein Registrable Securities in accordance with Section 4(e) hereof;

          (ii) Buyer is about to make a normal course disclosure containing information of a material nature;

          (iii) Buyer is engaged in any activity at any time that, in the good faith determination of its management or Board of Directors, would have a material effect on Buyer and would be adversely affected by the continued compliance with this Agreement or the continued distribution of the Registrable Securities by the Sellers (each a "Material Activity").

     (b) In the event of a suspension pursuant to paragraph (a) of this Section 4, Buyer shall use its best efforts to minimize the length of such suspension:

          (i) under paragraph 4(a)(i), from the date of such determination until the earlier of (a) the decision by Buyer not to pursue the public offering or (b) for a period of one hundred and eighty (180) days, more or less, from the effective date of the registration statement relating to such public offering, provided that during such suspension Buyer will proceed with reasonable efforts to file the appropriate documentation in respect of, and otherwise complete, such public offering as expeditiously as practicable;

          (ii) under paragraph 4(a)(ii), for a period of five (5) Business Days, more or less; and

          (iii) under paragraph 4(a)(iii), in the case of each Material Activity, for a period of ninety (90) days, more or less, and in any event to end not later than the termination of the Material Activity giving rise to the suspension.

     (c) Buyer shall promptly give the Sellers' notice of both the beginning and end of any suspension under subsection 4(a).

     (d) The Distribution Period shall be extended by the length of any suspensions under paragraph 4(b)(i) and (iii).

     (e)  If Buyer at any time proposes to conduct a public offering pursuant to
Section 4(a)(i) hereof (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all Sellers of outstanding Registrable Securities of its intention to do so. Upon the written request of any such Seller, received by Buyer within 15 Business Days after the giving of any such notice by Buyer, to register any of its Registrable Securities, Buyer will use reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Buyer. If Buyer is advised in writing in good faith by any managing underwriter of the Common Shares being offered in such public offering that the number of Common Shares proposed to be offered is greater than the amount which can be offered without adversely affecting the offering, Buyer may, at its sole discretion, reduce the number of Registrable Securities included in the offering. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4(e) without thereby incurring any liability to the holders of Registrable Securities.

     5.   PUBLIC OFFERINGS.

     (a)  If, in connection with any proposed distribution by the Sellers under
Section 2 hereof, Buyer in its sole discretion shall determine that it is in the best interests of Buyer to effect distribution by means of an underwritten offering, Buyer shall promptly notify the Sellers of such determination. In such event, the right of any Seller to participate in such distribution shall be subject to the following conditions:

          (i) the Seller shall enter into, and perform its obligations under, an underwriting agreement in customary form with the managing underwriter selected for the underwriting by Buyer;

          (ii) during the course of such public offering, the Seller shall cooperate with Buyer and take such actions as are customarily required by underwriters in such circumstances;

          (iii) during the period that any registration statement in respect of such public offering is effective, the Seller shall make no other distribution of Registrable Securities; and

          (iv) if requested in writing by the underwriters for the public offering of securities of Buyer, each holder of Registrable Securities shall agree not to sell publicly any or any other Common Shares of Buyer (other than Registrable Securities or other Common Shares of Buyer being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering.

     (b) If Buyer is advised in writing in good faith by any managing underwriter of the Common Shares being offered in such public offering that the number of Common Shares proposed to be offered is greater than the amount which can be offered without adversely affecting the offering, Buyer may, at its sole discretion, reduce the number of Registrable Securities included in the offering. If Buyer is advised to decline to include all or part of the Registrable Securities in such public offering, the Distribution Period shall be extended by the aggregate of the suspension initiated pursuant to Section 4(b)(i) hereof in respect of such public offering and the period that the registration statement in respect of such public offering is effective.

     6.   EXPENSES.

     (a) Buyer will pay all Registration Expenses in connection with the registration of Registrable Securities effected by Buyer pursuant to Section 2 hereof (including, without limitation a public offering made pursuant to the provisions of Section 5 hereof). Holders of Registrable Securities registered pursuant to this Agreement shall pay all Selling Expenses associated with such registration, with each Seller bearing a pro rata portion of the Selling Expenses based upon the number of Registrable Securities registered by each Seller.

     (b)  The term "Registration Expenses" means all expenses incurred by Buyer
                    ---------------------
in complying with Section 2 hereof (including, without limitation a public offering made pursuant to the provisions of Section 5 hereof), including, without limitation, all registration and filing fees, printing expenses, fees in connection with the listing of the Registrable Securities with any securities exchange, fees and disbursements of counsel to Buyer and independent public accountants for Buyer, reasonable fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars; provided, however, that
                                               --------  -------
Registration Expenses shall not include the fees and expenses of counsel for the Sellers. The term "Selling Expenses" means all underwriting discounts and
                   ----------------
selling commissions and stock transfer fees and taxes applicable to the sale of the Registrable Securities. Neither of the foregoing definitions shall include any charges or amounts for routine internal costs incurred by either party carrying out the transfers contemplated in this Agreement.

     7.   SALE OF REGISTRABLE SECURITIES DURING THE DISTRIBUTION PERIOD.

     (a) The parties confirm their intention that the sale or distribution of the Registrable Securities will be carried out in a orderly and cooperative manner. To that end, the Sellers will periodically advise Buyer of the nature and progress of their efforts to sell or distribute the Registrable Securities including, without limitation, the provision to Buyer of a written monthly report setting out the above matters, as well as disclosing the identify of any actual or prospective purchasers of Registrable Securities (if known), the number of Registrable Securities sold or distributed or subject to negotiation and the consideration paid or due. In addition, as a condition to any proposed sale or distribution of Registrable Securities, Seller shall deliver to Buyer in writing representations and warranties, including but not limited to, representations and warranties that, in connection with any proposed sale or distribution of Registrable Securities, Seller has complied with all requirements under the Securities Act, including applicable prospectus delivery requirements, and that such Registrable Securities have been sold or distributed in accordance with the method of sale set forth in the Registration Statement.

     (b) In the interest of selling the Registrable Securities in an orderly fashion, each Seller will observe the following constraints regarding any disposition of the Registrable Securities during the Distribution Period (any of which dispositions are referred to collectively, hereinafter as "sales," or "a sale"):

          (i) Each Seller agrees to give written notice to the Buyer and Testa, Hurwitz & Thibeault, LLP at least three (3) Business Days prior to any intended sale or distribution of Registrable Securities under the Registration Statement referred to in Section 2 hereof, which notice shall specify the date on which such Seller intends to begin such sale or distribution. As soon as practicable after the date such notice is received by Buyer, and in any event within three (3) Business Days after such date, Buyer shall comply with either paragraph (A) or (B) below.

               (A) Except in the event that paragraph (B) below applies, Buyer shall (i) if deemed necessary by Buyer, prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration

          Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (ii) provide the Sellers who gave such notice copies of any documents filed pursuant to Section 7(b)(i)(A)(i); and (iii) inform each such holder that Buyer has complied with its obligations under Section 7(b)(i)(A)(i) (or that, if Buyer has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, Buyer will notify each such Seller to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment and will immediately notify each such Seller pursuant to Section 7(b)(i)(A)(i) hereof when the amendment has become effective).

               (B) In the event of (i) any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the written threat or initiation of any proceedings for that purpose;
          (iii) the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) that, in accordance with Section 4(a)(i) hereof, Buyer has made an initial determination to conduct a public offering; (vi) that, in accordance with Section 4(a)(ii) hereof, Buyer is in possession of material information that it deems advisable not to disclose in a Registration Statement or (vii) that, in the good faith judgment of Buyer's Board of Directors, in accordance with the provision of Section 4(a)(iii) hereof, it is advisable to suspend use of the Prospectus for a period of time; then, subject to and in accordance with Section 4 hereof, Buyer shall deliver written notice to the Sellers to the effect of the foregoing and, upon receipt of such notice, each such Seller's Distribution Period will not commence until such Seller receives copies of the supplemented or amended Prospectus provided for in Section 7(b)(i)(A)(i) hereof, or until it is advised in writing by Buyer, pursuant to Section 4(c) hereof, that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

                 (C) In the event any of the events or circumstances listed in the foregoing paragraph (B) occur or exist after a Distribution Period has commenced, subject to Section 4 hereof, Buyer shall have the same right to suspend such Distribution Period by delivery of written notice as Buyer would have had if the Distribution Period had not yet commenced, and any such suspension of a Distribution Period shall be deemed included within the meaning of the term "suspension" for all
                                                          ----------
          purposes under this Agreement.

          (ii) Each Seller who following the consummation of the transactions contemplated by the Purchase Agreement will be an employee of Buyer will sell Registrable Securities only in accordance with the terms of Buyer's policy on insider trading.

          (iii) The Sellers will advise any broker or dealer acting on its behalf in respect of the sale of the Registrable Securities, and any prospective purchasers of the Registrable Securities, of the constraints set out in this Section 7.

     8.   INDEMNIFICATION.

     (a) Buyer, will indemnify and hold harmless each Seller, the officer, directors, partners, agents and employees of each Seller and each person, if any, who controls such Seller within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several (collectively "Claims"), to which they may become subject under the Securities Act, the
 ------
Exchange Act or other federal or state law (excepting Claims related to or arising from a breach by such Seller of its obligations under Sections 4(a), 5(a)(iii), or 7(b)), in so far as the Claims (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state in those documents a material fact required to be stated therein, or necessary to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in those documents a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (collectively, a "Violation"), and
                                                       ---------
reimburse each such Seller, officer, director, partner, agent, employee or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claims; provided, however,
                                                          --------  -------
that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such Claims, if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld or delayed. This indemnity shall not apply to any Claims that arise out of, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information provided by any such Seller in writing specifically for the purposes of filing or maintaining the effectiveness of the Registration Statement.

     (b) Each Seller will indemnify and hold harmless Buyer, each of its officers, directors, partners, agents or employees, each person, if any, who controls Buyer within the meaning of the Securities Act, any underwriter and any other Seller or any of its directors, officers, partners, agents or employees or any person who controls such Seller, against any Claims to which Buyer or any such director, officer, partner, agent, employee, controlling person or underwriter, or other such Seller or director, officer, partner, agent, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Seller expressly for use in connection with such registration; and each such Seller will reimburse any reasonable legal or other expenses reasonably incurred by Buyer or any such director, officer, partner, agent, employee, controlling person or underwriter, other Seller, officer, director, partner, agent, employee or controlling person in connection with investigating or defending any such Claims. Notwithstanding anything contained in this Agreement to the contrary, the indemnity agreement contained in this
Section 8(b) shall not apply to amounts paid in settlement of any such Claims if such settlement is effected without the consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided further,
                                                            -------- -------
that the aggregate liability of each Seller in connection with any sale of Registrable Securities pursuant to a Registration Statement in which a Violation occurred shall be limited to the net proceeds from such sale.

     (c) As soon as it becomes aware of the commencement of an action respecting a Claim, the indemnified party shall promptly notify the indemnifying party, although failure to notify shall not relieve the indemnifying party from any liability to indemnify the indemnified party. Following receipt of that notice, the indemnifying party may participate in and, to the extent it wishes and upon giving notice to the indemnified party, assume and undertake the defense of the action using counsel satisfactory to it. In that event, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense of the action, other than reasonable costs of investigation and of liaison with the indemnifying party's counsel. If the defendants in any action include both the indemnified party and the indemnifying party, and if the indemnified party reasonably concludes that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to be conflicting with the interests of the Indemnifying party, the indemnified party shall have the right to select separate counsel and to assume those legal defenses and otherwise to participate in the defense of the action, with the expenses and fees of separate counsel and other expenses related to that participation to be reimbursed by the indemnifying party as incurred.

     (d) If the indemnification provided for above is held by a court of competent jurisdiction to be unavailable, then the indemnifying party, in lieu of such indemnification, shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand the indemnified party on the other hand in connection with the statements or omissions that resulted in the Claims, as well as other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The provisions of this Section 8 shall survive the expiration or termination of this Agreement and shall expire at the end of any applicable limitation period.

     9.   EXPIRATION OF REGISTRATION RIGHTS.

     The obligations of Buyer under Section 2 of this Agreement to register the Registrable Securities shall expire and terminate upon the earlier of (i) the last day of the Distribution Period; (ii) at such time when the Sellers have sold the last of the Registrable Securities; or (iii) at such time as the Sellers shall be entitled or eligible to sell all such securities in the United States or to a U.S. Person without restriction and without a need for the filing of a registration statement under the Securities Act. The determination as to whether the Sellers are entitled or eligible to sell all Registrable Securities without the need for registration under the Securities Act shall be based on a written opinion of counsel that registration of the Registrable Securities is not required under the Securities Act sufficient to permit the transfer agent to transfer such securities upon a sale by the Seller.

     10.  RESTRICTIONS ON TRANSFERS OF COMMON SHARES.

     (a) The Sellers agree and understand that the issuance of the Registrable Securities has not been, and, except as contemplated in this Agreement, the sale or other disposition thereof by the Sellers will not be, registered under the Securities Act or the securities laws of any state and that such shares may be sold or disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state laws is available. The Sellers acknowledge that, except as expressly set forth in this Agreement, the Sellers have no right to require Buyer to cause the registration of any Registrable Securities. The Sellers understand and agree that each certificate representing any Registrable Securities (each, a "Certificate") shall be subject to stop transfer
                     -----------
instructions and shall bear the following legend:

          "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN

          EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE LAWS."

     Buyer hereby agrees that it will, upon the request of the Sellers, eliminate any stop transfer instructions and any restrictive legend on any certificates representing the Registrable Securities if (i) in the opinion of counsel, including in-house counsel with demonstrated expertise in matters relating to federal securities laws, which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to Buyer, the Sellers are entitled to sell or dispose of the Registrable Securities represented by such Certificate without registration or (ii) such shares are being disposed of by the Sellers under a Registration Statement pursuant to Section 2 herein and in compliance with the Securities Act and applicable state and securities laws.

     (b) Each Seller covenants and agrees that, for a period beginning on the date of the Purchase Agreement and ending on the date which is forty-eight hours following the public announcement by Buyer of its 1996 fiscal year-end results, the Seller shall not sell, offer to sell or otherwise dispose of any Buyer Common Shares issued to and received by the Sellers pursuant to the Purchase Agreement to any Person.

          For the purposes of the foregoing, "Person" means any individual,
                                              ------
partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

     11. BINDING ON SUCCESSORS. This Agreement is binding upon and shall enure to the benefit of the respective successors and assigns of the parties, whether so expressed or not.

     12. NO ASSIGNMENT. No Seller may assign this Agreement or any of the rights or obligations hereunder without the express written consent of the Buyer; provided, however, that this Agreement and the rights and obligations of the Sellers may be assigned with the prior written consent of Buyer, which shall not be unreasonably withheld, (i) if the Seller is an individual, to an immediate family member, (ii) if the Seller is a limited partnership, to its limited partners, (iii) if the Seller is a corporation, to its stockholders, and
(iv) if the Seller is a limited liability company, to its members, and on condition that such transferee pursuant to clauses (i), (ii), (iii) or (iv) agrees in writing to be bound by the terms of this Agreement.

     13. NOTICE. All notices, requests, consents or other communications required pursuant to this Agreement shall be in writing and shall be delivered personally, mailed by certified or registered mail (return receipt requested), or sent by facsimile addressed as follows:

          if to Buyer:

          Discreet Logic Inc.
          10 rue Duke Street
          Montreal, Quebec
          Canada H3C 2L7
          Fax:  (514) 393-0110
          Attention:  Chief Financial Officer

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower
          125 High Street
          Boston, MA  02110
          Attention:  Mark J. Macenka, Esq.
          Facsimile:  (617) 248-7100

          if to any Seller, at the address set forth on Schedule A hereto.
                                                        ----------


     or, to such other address as may be given pursuant to this Section 13.

     14. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (irrespective of its choice of law principles).

     15. AMENDMENT. This Agreement may not be amended without the written consent of Buyer and a majority of the Registrable Securities then outstanding. The failure of a party to enforce any right set forth in this Agreement, or granted at law or in equity, shall in no way be construed to be a waiver of such right, or affect the validity of this Agreement or any part thereof, or the right thereafter to enforce each and every provision of this Agreement.

     16. UNENFORCEABLE PROVISION. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be severed from this Agreement and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                   DISCREET LOGIC INC.


                                   By /s/ Francois Plamondon
                                     ----------------------------
                                     Title: Senior V.P. & C.F.O.


                                   D-VISIONS SYSTEMS, INC.


                                   By /s/ Paul Reilly
                                     ----------------------------
                                     Title:

                              SELLERS
                              -------


                              Michael J. Radi, Trustee for Michael J. Radi
                              Revocable Living Trust under dated 2/12/91



                              By: /s/ Michael J. Radi
                                  ------------------------

                              Its: Trustee
                                   -----------------------



                              /s/ Richard J. Radi
                              ----------------------------
                              Richard J. Radi


                              /s/ Dale Weaver
                              ----------------------------
                              Dale Weaver


                                                          *
                              ----------------------------
                              Paul G. Radja


                              /s/ Paul Reilly
                              ----------------------------
                              Paul Reilly


                              /s/ Bruce A. Rady
                              ----------------------------
                              Bruce A. Rady

                              Geocapital III, L.P.


                              By:                          *
                                 --------------------------
                              Its:
                                  -------------------------


                              Platinum Venture Partners I, L.P.


                              By:                          *
                                 --------------------------
                              Its:
                                  -------------------------


                                                           *
                              -----------------------------
                              Harvey L. Poppel


                                                           *
                              -----------------------------
                              Robert F. Steel


                              Presidents Forum/D-Vision L.L.C.


                              By:                          *
                                 --------------------------
                              Its:
                                  -------------------------


                                                           *
                              -----------------------------
                              Kenneth A. Steel


                              Sunbeam Ventures Ltd.


                              By:                          *
                                 --------------------------
                              Its:
                                  -------------------------


                                                           *
                              -----------------------------
                              Michael Brown

                                                           *
                              -----------------------------
                              Bradley Shaw


                                                           *
                              -----------------------------
                              Todd Belfer


                                                           *
                              -----------------------------
                              Bernard Ludwig



/s/ Paul Reilly
----------------------------
Paul Reilly
Attorney-in-Fact